Exhibit 99.1
BankAtlantic Bancorp Reports Financial Results
For the Third Quarter, 2010
     FORT LAUDERDALE, Florida — November 16, 2010 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today reported a net loss from continuing operations of ($25.2) million, or ($0.42) per diluted share, for the quarter ended September 30, 2010, compared to a net loss from continuing operations of ($52.1) million, or ($3.43) per diluted share, for the quarter ended September 30, 2009.
     BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “The improvement in the financial results this quarter as compared to the same quarter of 2009 is due primarily to a reduced provision for loan losses, which declined over 60% in the third quarter of 2010 as compared to the same quarter a year ago. The lower provision for loan losses resulted primarily from lower charge-offs and a decline in additions to specific valuation allowances on Commercial Real Estate loans during the current quarter.”
Highlights of the BankAtlantic Operating Segment:
     BankAtlantic’s Chief Executive Officer, Jarett S. Levan, commented, “As a community bank, we are mindful of the impact this recession has had on our customers, their families, and the businesses and communities we serve. We are proud to have provided our customers with financial solutions in these difficult times and to have met their banking needs. We plan to continue to work hard to meet our customer’s needs and continue to provide a high level of service which we believe contributed to BankAtlantic being ranked “Highest Customer Satisfaction with Retail Banking in Florida” by J.D. Power and Associates.”
BankAtlantic Performance:
     Deposits and Borrowings— “Core (1) and total deposits at September 30, 2010 were $2.8 billion and $3.8 billion, respectively, as compared to $2.5 billion and $4.0 billion, respectively, as of September 30, 2009. At September 30, 2010:

(1)	Core deposits is a term that we use to refer to Demand, NOW and Savings accounts. A reconciliation of core deposits to total deposits is included in BankAtlantic Bancorp’s Third Quarter, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

•	“Non-certificate of deposit balances represented approximately 83.1% of total deposits;

•	“The average cost of core deposits and total deposits for the third quarter of 2010 were 0.24% and 0.49%, respectively; and

•	“Brokered deposit balances represented only 0.59% of assets and 0.69% of total deposits.
•	“BankAtlantic continues to maintain a low level of borrowings, with total borrowings of $234.7 million, or 5.2% of total assets, at September 30, 2010. Total borrowings at September 30, 2009 were $416.6 million, or 8.5% of total assets.

•	“BankAtlantic’s loan to deposit ratio was 83.9% at September 30, 2010, as compared to 96.2% at September 30, 2009.
     Results of Operations — “BankAtlantic’s net loss was ($17.7) million for the third quarter of 2010, compared to a net loss of ($39.9) million for the second quarter of 2010, and a net loss of ($35.3) million for the third quarter of 2009. Pretax core operating earnings (2) for the third quarter of 2010 were $13.9 million, compared to $9.1 million for the second quarter of 2010, and $24.0 million for the third quarter of 2009. The decline in the third quarter 2010 core earnings from the 2009 comparative quarter was largely due to: lower net interest income primarily related to lower asset balances combined with an increase in lower-yielding excess cash balances and nonperforming assets; lower non-interest income resulting from lower securities gains and reduced non-sufficient funds income due to changes in customer behavior; and an increase in core non-interest expenses due mostly to professional fees relating primarily to higher legal fees. Loan loss and tax certificate provisions, debt redemption costs, loss on real estate sold and impairment, restructuring and exit activity expenses, which are not included in pre-tax core operating earnings, were ($31.6) million for the third quarter of 2010, ($48.9) million for the second quarter of 2010 and ($59.3) million for the third quarter of 2009.

(2)	Pre-tax core operating earnings is a non-GAAP measure that we use to refer to pre-tax earnings before provision for loan losses, tax certificate provisions, debt redemption costs, FDIC special assessments and impairment, gains/losses on sales of real estate, restructuring and exit activities. A reconciliation of loss from bank operations before income taxes to pre-tax core operating earnings is included in BankAtlantic Bancorp’s Third Quarter, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

     Net Interest Margin— “Net interest income for the third quarter of 2010 was $39.1 million compared to $41.5 million for the third quarter of 2009, with improvements in net interest margin offset by decreases in earning assets, increases in lower-yielding investments and net increases in nonperforming assets.
•	“Net interest margin during the third quarter of 2010 was 3.70%, a 16 basis point improvement from 3.54% during the third quarter of 2009.

•	“Net interest spread during the third quarter of 2010 was 3.54%, a 26 basis point improvement from 3.28% during the third quarter of 2009.

•	“Average balance sheet activity during the third quarter of 2010 impacting net interest income included:
•	“Average earning assets declined by $448 million since September 30, 2009.

•	“Average invested excess cash of $190.8 million during the third quarter of 2010 earned an average yield of 25 basis points. This compares to $41.5 million in average invested cash during the third quarter of 2009 earning an average yield of approximately 25 basis points.

•	“Average nonperforming assets of $434.6 million at September 30, 2010, an increase of $100.5 million from the third quarter of 2009.
     Non-interest income — “Total non-interest income for the third quarter of 2010 was $27.0 million, down from $35.5 million for the third quarter of 2009. These amounts include a net loss on securities activities of ($0.5) million in the 2010 third quarter and a net gain on securities activities of $4.8 million in the 2009 third quarter. Additionally, these amounts reflect $4.6 million in lower deposit service charges in the 2010 quarter due to declines in customer non-sufficient funds activity, versus the comparable quarter of 2009.
     Non-interest expense — “Total non-interest expenses were $60.8 million in the third quarter of 2010 compared to $60.0 million in the third quarter of 2009.
     “Core expenses (3) were $52.2 million in the third quarter of 2010, slightly lower than core expenses of $53.0 million in the third quarter of 2009, reflecting a $1.4 million decrease in employee compensation and benefits and a $1.3 million decrease in occupancy and equipment. These expense reductions were partially offset by a $2.2 million increase in professional fees primarily related to legal costs.

(3)	Core expense is a non-GAAP measure that we use to refer to total non-interest expenses excluding tax certificate provisions, debt redemption costs, gains/losses on sales of real estate, impairments, restructuring and exit activities. A reconciliation of total expense to core expense is included in BankAtlantic Bancorp’s Third Quarter, 2010 Supplemental Financials available at www.BankAtlanticBancorp.com. To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links.

     “Expenses not included in ‘core expenses’ consisted of the following:
•	“Impairment, restructuring and exit charges were $8.1 million in the third quarter of 2010, versus $1.7 million in the third quarter of 2009. The charges in the third quarter of 2010 included:
•	A $4.5 million write-down to fair value of fixed assets related to the Tampa store network associated with the previous announcement in the third quarter of our intention to explore the sale of our Tampa area operations.

•	A $2.1 million severance charge related to a reduction in force during the third quarter of 2010. The anticipated annual expense reduction in compensation and benefits is estimated between $8 million and $10 million.

•	Charges totaling $1.1 million related to write-downs of lease contracts associated with stores held-for-sale.

•	Charges totaling $0.4 million related to write-downs of real estate owned.
•	“Tax certificate provision of $0.9 million in the third quarter of 2010, versus a recovery of ($0.2) million in the third quarter of 2009, primarily associated with increased provisions relating to tax certificates held in certain out-of-state markets.

•	“Gain on sale of real estate of $0.4 million in the third quarter of 2010, versus a $0.1 million loss in the third quarter of 2009.

•	“Costs associated with debt redemption of $0 for the third quarter of 2010, versus $5.4 million in the third quarter of 2009. These costs were associated with the prepayment of certain borrowings as part of our balance sheet de-leveraging efforts during 2009.
Credit:
•	“BankAtlantic’s allowance for loan losses was $181.8 million at September 30, 2010. The allowance coverage to total loans increased to 5.34% at September 30, 2010 compared to 5.09% at June 30, 2010, and 4.18% at September 30, 2009.

•	“The provision for loan losses in the third quarter of 2010 was $23.0 million compared to $43.6 million in the second quarter of 2010 and $52.2 million in the third quarter of 2009.

•	“The provision for loan losses in the third quarter of 2010 by loan portfolios is as follows: Commercial Real Estate- $7.8 million provision; Consumer- $7.0 million provision; Small Business- $4.0 million provision; Residential Real Estate- $3.6 million provision; and Commercial Business- $0.7 million provision.
•	“Net charge-offs were $21.9 million in the third quarter of 2010, down from $32.5 million in the second quarter of 2010 and $43.1 million in the third quarter of 2009. Third quarter 2010 net charge-offs reflected lower net charge-offs from both comparative quarters in all loan categories with the exception of Small Business where the charge-offs were slightly higher.

•	“Total non-accrual loans were $404.1 million at September 30, 2010, reflecting an increase of $42.0 million, or 11.6%, from $362.1 million at June 30, 2010, and an increase of $109.2 million, or 37.0%, from $294.9 million at September 30, 2009. The increase in non-accrual loans during the third quarter of 2010 as compared to the second quarter of 2010 was largely due to new non-accrual Commercial Real Estate loans determined to be collateral dependent, approximately $59.0 million of which of continued to be current and paying under the terms of their loan agreements.

•	“Total nonperforming assets were $464.9 million at September 30, 2010, as compared to $410.5 million at June 30, 2010, and $328.7 million from September 30, 2009. The increase in the third quarter of 2010 reflects the net increases to non-accrual loans discussed above as well as migration of certain non-accrual loans to real estate owned in the quarter.
“Other credit information for BankAtlantic’s three largest loan portfolios is further detailed below.
     Commercial Real Estate Loans — “Our Commercial Real Estate portfolio was $999 million at September 30, 2010, representing 29.5% of the total loan portfolio.
•	“Net charge-offs in the third quarter of 2010 were $6.0 million, down from $14.1 million in the second quarter of 2010 and $21.5 million in the third quarter of 2009.

•	“Delinquencies, excluding non-accrual loans and loans in the process of renewal, increased to $14.3 million, or 1.4% of total loans, at September 30, 2010, compared to $7.5 million, or 0.7% of total loans, at June 30, 2010, and $12.5 million, or 1.1% of total loans, at September 30, 2009.

•	“Commercial Real Estate non-accrual loans at September 30, 2010 were $275.1 million, reflecting a net increase of $45.1 million from June 30, 2010, and an increase of $85.3 million from September 30, 2009. Of the $275.1 million of Commercial Real Estate non-accrual loans at September 30, 2010, approximately $82.4 million were current and paying under terms of their loan agreements at September 30, 2010.

•	“The allowance coverage for Commercial Real Estate loans was 10.04% of the related portfolio at September 30, 2010, compared to 9.42% of the related portfolio at June 30, 2010 and 7.56% at September 30, 2009.
     At September 30, 2010, BankAtlantic’s Commercial Real Estate loan portfolio included the following:
•	“Commercial residential land acquisition, development and construction loans consisting of:
•	Builder land bank loans: Five loans aggregating $16.0 million, all of which were on non-accrual at September 30, 2010. Charge-offs of $39.9 million have been taken on these non-accrual loans, and $4.5 million in specific reserves are currently maintained related to these loans.

•	Land acquisition and development loans: 22 loans aggregating $136.0 million, including 11 loans aggregating $64.8 million on non-accrual at September 30, 2010. Charge-offs of $19.8 million have been taken on these non-accrual loans, and $16.7 million in specific reserves are currently maintained related to these loans.

•	Land acquisition, development and construction loans: 4 loans aggregating $4.9 million, with no loans on non-accrual at September 30, 2010. Specific reserves of $0.6 million are currently maintained related to these loans.
•	“Commercial land loans: 28 loans aggregating $87.5 million, including 8 loans aggregating $52.1 million on non-accrual at September 30, 2010. Charge-offs of $16.9 million have been taken on these non-accrual loans, and $8.2 million in specific reserves are currently maintained related to these loans.

•	“All other Commercial Real Estate loans: Consists of $755 million, including 33 loans aggregating $142.2 million on non-accrual at September 30, 2010. Charge-offs of $15.6 million have been taken on these non-accrual loans, and $46.9 million in specific reserves are currently maintained related to these loans.
     Residential Real Estate Loans— “Our Residential Real Estate loan portfolio was $1.3 billion at September 30, 2010, representing 38.7% of the Bank’s total loans. The purchased residential loan portfolio (representing 93.1% of the total residential loan portfolio) consists of approximately 4,560 first mortgage loans secured by properties throughout the United States.
•	“Net charge-offs for the third quarter of 2010 were $4.2 million, compared to net charge-offs of $4.8 million in the second quarter of 2010, and $7.0 million in the third quarter of 2009.

•	“Delinquencies, excluding non-accrual loans, at September 30, 2010 were $17.9 million (down slightly from the June 30, 2010 level of $18.5 million, and a 28% decline from the September 30, 2009 level of $24.9 million), representing 1.37% of the portfolio at September 30, 2010, compared to 1.32% of the portfolio at June 30, 2010, and 1.52% of the portfolio at September 30, 2009.

•	“Residential non-accrual loans at September 30, 2010 were $87.6 million, up from $83.9 million at June 30, 2010 and up from $76.0 million at September 30, 2009.

•	“The allowance coverage for Residential Real Estate loans was 1.68% at September 30, 2010 compared to 1.62% at June 30, 2010, and 1.45% at September 30, 2009.
     Consumer Loans — “Our Consumer Loan portfolio had an outstanding balance of $632.2 million at September 30, 2010. Home equity loans represent 97% of the Consumer Loan portfolio. All of our home equity loans were originated by us in our local markets with central underwriting. BankAtlantic does not have a credit card portfolio.
•	“Net charge-offs in the third quarter of 2010 were $9.6 million, down from $11.6 million in the second quarter of 2010, and $12.3 million in the third quarter of 2009.

•	“Delinquencies, excluding non-accrual loans, decreased to $12.0 million, or 1.90% of the portfolio, at September 30, 2010; compared to $13.2 million, or 2.04% of the portfolio, at June 30, 2010; and compared to $13.7 million, or 1.97% of the portfolio, at September 30, 2009.

•	“Consumer non-accrual loans at September 30, 2010 were $13.3 million, down slightly from $13.8 million at June 30, 2010, and up from $11.3 million at September 30, 2009.

•	“The allowance coverage for Consumer loans at September 30, 2010 was 6.08% of the portfolio, compared to 6.37% at June 30, 2010, and 6.02% of the portfolio at September 30, 2009.”
Capital
“At September 30, 2010, BankAtlantic’s capital ratios were:
•	Total risk-based capital of 12.59%.

•	Tier 1 risk-based capital of 10.59%.

•	Core capital of 7.17%.
“In addition, as indicated below, BankAtlantic’s capital ratios have been stable over the last four years.
Capital Ratios (BankAtlantic) as of:

	12/2006	12/2007	12/2008	12/2009	6/2010
Core	7.55%	6.94%	6.80%	7.58%	7.36%
Tier 1 Risk-Based	10.50%	9.85%	9.80%	10.63%	10.87%
Total Risk-Based	12.08%	11.63%	11.63%	12.56%	12.86%
BankAtlantic Bancorp (Parent Company level):
     Alan B. Levan further commented, “BankAtlantic Bancorp’s net loss at the parent only level was ($7.5) million for the third quarter of 2010, compared to a net loss of ($16.8) million for the third quarter of 2009. The net loss in the third quarter of 2010 included a net provision for loan losses of $1.4 million compared to $11.3 million in the third quarter of 2009.
     “As announced in the first quarter of 2009, we continue to defer the regularly scheduled interest payments on the outstanding junior subordinated debentures relating to all of our TruPS, which is permitted under the terms of the securities for up to another 13 consecutive quarterly periods.
     “During the third quarter of 2010, BankAtlantic Bancorp announced the previous completion of its rights offering in July 2010, with approximately $20.0 million of proceeds received in connection with the exercise by its shareholders of rights to purchase Class A Common Stock. These proceeds were used to support second quarter 2010 capital contributions of $20 million to BankAtlantic.

     Asset Workout Subsidiary — “During the first quarter of 2008, BankAtlantic Bancorp formed a wholly-owned asset workout subsidiary and purchased certain non-accrual loans from BankAtlantic. These assets are no longer held by BankAtlantic, and any gain or loss associated with these assets has no impact on BankAtlantic’s operations or capital, but is included in BankAtlantic Bancorp’s consolidated results. These assets, as with all other assets and liabilities of BankAtlantic Bancorp, should not be combined with those of BankAtlantic when evaluating and comparing metrics for BankAtlantic as the insured financial institution.
     “The loans and real estate owned held by the workout subsidiary totaled $32.6 million with specific loan reserves of $4.2 million at September 30, 2010.
     “The composition of the non-accrual loans held by the Company’s asset workout subsidiary at September 30, 2010 was as follows:
•	“Builder land bank loans: One loan totaling $3.9 million for which $16.0 million in charge-offs have been taken.

•	“Land acquisition and development loans: Three loans aggregating $4.6 million. Charge-offs of $7.2 million have been taken on these non-accrual loans, and $0.9 million in specific reserves are currently maintained related to these loans.

•	“Land acquisition, development and construction loans: Five loans aggregating $5.9 million. Charge-offs of $10.3 million have been taken on these non-accrual loans, and $2.9 million in specific reserves are currently maintained related to these loans.

•	“Commercial business loans: One loan totaling $5.5 million, with $0.4 million in specific reserves currently maintained related to this loan. No prior charge-offs have been recorded with respect to this loan.”
- — -
Additional detailed financial data for BankAtlantic (bank only), the Parent- BankAtlantic Bancorp, and consolidated BankAtlantic Bancorp are available at www.BankAtlanticBancorp.com
To view the financial data, access the “Investor Relations” section and click on the “Quarterly Financials or Supplemental Financials” navigation links. Additionally, BankAtlantic’s financial information is provided quarterly to the OTS through Thrift Financial Reports, available to the public through the OTS and FDIC websites.

Additionally, copies of BankAtlantic Bancorp’s third quarter 2010 financial results press release and financial data are available upon request via fax, email, or postal service mail. To request a copy, contact BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, holiday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts.
For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer
Telephone: (954) 940-5300
Email: InvestorRelations@BankAtlanticBancorp.com
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President
Telephone: 954-940-6383, Fax: 954-940-5320
Email: CorpComm@BankAtlanticBancorp.com

# # #
Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services, including the impact of the changing regulatory environment, a continued or deepening recession, continued decreases in real estate values, and increased unemployment or sustained high unemployment rates on our business generally, our regulatory capital ratios, the ability of our borrowers to service their obligations and of our customers to maintain account balances and the value of collateral securing our loans; credit risks and loan losses, and the related sufficiency of the allowance for loan losses, including the impact on the credit quality of our loans (including those held in the asset workout subsidiary of the Company) of a sustained downturn in the economy and in the real estate market and other changes in the real estate markets in our trade area, and where our collateral is located; the quality of our real estate based loans including our residential land acquisition and development loans (including Builder land bank loans, Land acquisition and development loans and Land acquisition, development and construction loans) as well as Commercial land loans, other Commercial real estate loans, Residential loans and Consumer loans, and conditions specifically in those market sectors; the quality of our Commercial business loans and conditions specifically in that market sector; the risks of additional charge-offs, impairments and required increases in our allowance for loan losses especially if the economy and real estate markets in Florida do not improve; the impact of additional regulation and litigation regarding overdraft fees; additional regulatory requirements or restrictions on our activities which impact our business and prospects; the uncertain impact of legal proceedings on our financial condition or operations, changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the bank’s net interest margin; adverse conditions in the stock market, the public debt market and other financial and credit markets and the impact of such conditions on our activities, the value of our assets and on the ability of our borrowers to service their debt obligations and maintain account balances; we may not be able to sell our Tampa operations on acceptable terms or at all; our expense reduction initiatives may not be successful and additional cost savings may not be achieved; we may raise additional capital and such capital may be highly dilutive to BankAtlantic Bancorp’s shareholders or may not be available; and the risks associated with the impact of periodic valuation testing of goodwill, deferred tax assets and other assets. Past performance and perceived trends may not indicate future results. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission , including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The Company cautions that the foregoing factors are not exclusive. Furthermore, BankAtlantic received the highest numerical score among retail banks in Florida in the proprietary J.D. Power and Associates 2010 Retail Banking Satisfaction StudySM. Study based on 47,673 total responses measuring 9 providers in Florida and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed in January 2010. Your experiences may vary. Visit jdpower.com.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

							For the Nine
		For the Three Months Ended					Months Ended
		9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Earnings (in thousands):
Net loss from continuing operations		$(25,184)	(51,250)	(20,521)	(52,464)	(52,089)	(96,955)	(137,056)
Net loss		$(25,184)	(51,250)	(20,521)	(52,464)	(52,589)	(96,955)	(133,355)
Net loss attributable to BankAtlantic Bancorp		$(25,409)	(51,489)	(20,729)	(52,464)	(52,589)	(97,627)	(133,355)
Pre-tax core operating earnings — Non-GAAP	(note 1)	$7,871	3,927	11,103	5,379	18,530	22,901	41,434

Average Common Shares Outstanding (in thousands):
Basic		60,784	50,679	49,335	49,335	15,174	53,565	15,171
Diluted		60,784	50,679	49,335	49,335	15,174	53,565	15,171

Key Performance Ratios
Diluted loss per share from continuing operations	(note 2)	$(0.42)	(1.02)	(0.42)	(1.06)	(3.43)	(1.82)	(9.03)
Diluted loss per share	(note 2)	$(0.42)	(1.02)	(0.42)	(1.06)	(3.47)	(1.82)	(8.79)

Return on average tangible assets from continuing operations	(note 3)%	(2.22)	(4.46)	(1.74)	(4.30)	(4.14)	(2.80)	(3.40)
Return on average tangible equity from continuing operations	(note 3)%	(138.75)	(193.89)	(64.56)	(110.64)	(132.56)	(127.22)	(95.16)

Average Balance Sheet Data (in millions):
Assets		$4,548	4,616	4,744	4,894	5,046	4,635	5,388
Tangible assets — Non-GAAP	(note 3)	$4,533	4,600	4,728	4,878	5,030	4,620	5,368
Loans, gross		$3,513	3,627	3,799	3,991	4,134	3,645	4,289
Investments		$748	648	604	610	617	667	764
Deposits and escrows		$3,931	4,080	4,013	3,988	4,046	4,008	4,041
Equity		$85	118	142	201	166	115	206
Tangible equity — Non-GAAP	(note 3)	$73	106	127	190	157	102	192

Period End ($ in thousands)
Total loans, net		$3,239,542	3,387,725	3,515,542	3,694,326	3,845,837
Total assets		$4,527,736	4,655,600	4,748,201	4,815,617	4,941,189
Total equity		$64,082	77,466	119,611	141,571	189,442
Class A common shares outstanding		61,595,321	52,946,126	48,245,042	48,245,042	48,245,042
Class B common shares outstanding		975,225	975,225	975,225	975,225	975,225
Book value per share		$1.02	1.44	2.43	2.88	3.85
Tangible book value per share — Non-GAAP	(note 4)	$0.84	1.20	2.20	2.59	3.64
High stock price for the quarter		$1.85	3.28	3.24	2.96	6.68
Low stock price for the quarter		$0.75	1.35	1.14	1.20	2.60
Closing stock price		$0.80	1.40	1.77	1.30	2.90

Notes:

(1)	Pre-tax core operating earnings excludes provision for loan losses, cost associated with debt redemption, provision for tax certificates, FDIC special assessment, gains/losses on sales of real estate and impairments, restructuring and exit activities. Pre-tax core operating earnings is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(2)	Diluted and basic loss per share are the same for all periods presented.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total equity less average goodwill, core deposit intangibles and other comprehensive income. Average tangible assets and average tangible equity are non-GAAP measures. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

(4)	Tangible book value per share is defined as equity less goodwill and core deposit intangibles divided by the number of common shares outstanding. Tangible book value per share is a non-GAAP measure. See page 7 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

	September 30,	December 31,
(in thousands)	2010	2009
ASSETS
Cash and due from depository institutions	$103,919	108,946
Interest bearing deposits at federal reserve and other banks	233,706	125,851
Securities available for sale and derivatives (at fair value)	446,694	320,327
Investment securities (approximate fair value: $1,500 and $1,500)	1,500	1,500
Tax certificates, net of allowance of $8,452 and $6,781	104,681	110,991
Loans receivable, net of allowance for loan losses of $185,947 and $187,218	3,239,542	3,694,326
Federal Home Loan Bank stock, at cost which approximates fair value	45,259	48,751
Real estate held for development and sale	6,533	13,694
Real estate owned	67,783	46,477
Office properties and equipment, net	154,427	201,686
Goodwill and other intangible assets	14,877	15,817
Assets held for sale	37,209	—
Other assets	71,606	127,251

Total assets	$4,527,736	4,815,617

LIABILITIES AND EQUITY
Liabilities:
Deposits
Demand	$809,830	827,580
Savings	411,612	412,360
NOW	1,288,792	1,409,138
Money market	386,091	360,043
Certificates of deposit	601,956	960,559
Deposits held for sale	339,360	—

Total deposits	3,837,641	3,969,680
Advances from FHLB	180,000	282,012
Securities sold under agreements to repurchase	19,138	24,468
Federal funds purchased and other short term borrowings	1,810	2,803
Subordinated debentures and bonds payable	22,000	22,697
Junior subordinated debentures	318,802	308,334
Liabilities held for sale	100	—
Other liabilities	84,163	64,052

Total liabilities	4,463,654	4,674,046

Equity:
Common stock	626	493
Additional paid-in capital	317,304	296,438
Accumulated deficit	(251,061)	(153,434)
Accumulated other comprehensive loss	(3,207)	(1,926)

Total BankAtlantic Bancorp stockholders’ equity	63,662	141,571
Noncontrolling interests	420	—

Total equity	64,082	141,571

Total liabilities and equity	$4,527,736	4,815,617

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
INTEREST INCOME:
Interest and fees on loans	$38,356	39,898	41,634	43,056	45,028	119,888	142,453
Interest on securities available for sale	2,847	2,714	3,645	3,889	4,766	9,206	19,653
Interest on tax certificates	2,837	514	2,356	2,975	3,793	5,707	11,047
Interest and dividends on investments	367	223	153	136	161	743	384

Total interest income	44,407	43,349	47,788	50,056	53,748	135,544	173,537

INTEREST EXPENSE:
Interest on deposits	4,877	6,021	7,057	7,950	9,420	17,955	33,934
Interest on advances from FHLB	106	1	958	1,783	2,494	1,065	14,740
Interest on short-term borrowed funds	8	7	8	9	9	23	200
Interest on long-term debt	4,107	3,891	3,791	3,824	3,973	11,789	12,791

Total interest expense	9,098	9,920	11,814	13,566	15,896	30,832	61,665

NET INTEREST INCOME	35,309	33,429	35,974	36,490	37,852	104,712	111,872
Provision for loan losses	24,410	48,553	30,755	81,301	63,586	103,718	151,357

NET INTEREST INCOME AFTER PROVISION	10,899	(15,124)	5,219	(44,811)	(25,734)	994	(39,485)

NON-INTEREST INCOME:
Service charges on deposits	15,214	15,502	15,048	17,940	19,767	45,764	57,799
Other service charges and fees	7,495	7,739	7,378	7,103	7,355	22,612	22,439
Securities activities, net	(552)	312	3,138	1,273	4,774	2,898	9,907
Other	5,204	2,970	2,900	3,267	3,711	11,074	10,093

Total non-interest income	27,361	26,523	28,464	29,583	35,607	82,348	100,238

NON-INTEREST EXPENSE:
Employee compensation and benefits	23,549	25,155	25,378	28,628	24,876	74,082	79,617
Occupancy and equipment	13,263	13,745	13,582	14,270	14,553	40,590	44,306
Advertising and business promotion	2,026	2,239	1,944	2,286	1,549	6,209	6,360
Professional fees	6,209	4,824	2,887	5,138	3,470	13,920	9,491
Check losses	763	521	432	1,207	1,146	1,716	2,981
Supplies and postage	983	921	998	1,135	1,035	2,902	3,038
Telecommunication	702	662	534	844	353	1,898	1,637
Cost associated with debt redemption	—	53	7	—	5,431	60	7,463
Provision for tax certificates	885	2,134	733	686	(198)	3,752	2,702
(Gain) loss on sale of real estate	(442)	1,490	(104)	(122)	67	944	(220)
Impairment, restructuring and exit activities	8,165	2,947	143	7,700	1,730	11,255	14,757
FDIC special assessment	—	—	—	—	—	—	2,428
Other	7,304	7,958	7,580	7,186	7,947	22,842	23,246

Total non-interest expense	63,407	62,649	54,114	68,958	61,959	180,170	197,806

Loss from continuing operations before income taxes	(25,147)	(51,250)	(20,431)	(84,186)	(52,086)	(96,828)	(137,053)
Provision (benefit) for income taxes	37	—	90	(31,722)	3	127	3

Loss from continuing operations	(25,184)	(51,250)	(20,521)	(52,464)	(52,089)	(96,955)	(137,056)
Discontinued operations	—	—	—	—	(500)	—	3,701

Net loss	(25,184)	(51,250)	(20,521)	(52,464)	(52,589)	(96,955)	(133,355)
Less: net income attributable to noncontrolling interest	(225)	(239)	(208)	—	—	(672)	—

Net loss attributable to BankAtlantic Bancorp	$(25,409)	(51,489)	(20,729)	(52,464)	(52,589)	(97,627)	(133,355)

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

	For the Three Months Ended
(in thousands except percentages and per share data)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Loans:
Residential real estate	$1,356,748	1,433,322	1,513,302	1,600,027	1,698,715
Commercial real estate	1,061,918	1,079,760	1,148,435	1,228,250	1,262,163
Consumer	653,631	670,173	688,173	700,254	717,473
Commercial business	133,841	135,689	139,843	150,467	140,621
Small business	306,927	308,254	309,549	312,485	314,672

Total Loans	3,513,065	3,627,198	3,799,302	3,991,483	4,133,644
Investments	748,299	648,462	603,874	609,946	616,665

Total interest earning assets	4,261,364	4,275,660	4,403,176	4,601,429	4,750,309
Goodwill and core deposit intangibles	15,028	15,353	15,652	15,973	16,297
Other non-interest earning assets	271,950	324,727	324,910	276,438	279,588

Total assets	$4,548,342	4,615,740	4,743,738	4,893,840	5,046,194

Tangible assets — Non-GAAP (note 3)	$4,533,314	4,600,387	4,728,086	4,877,867	5,029,897

Deposits:
Demand deposits	$907,294	916,131	864,413	844,052	808,817
Savings	444,981	445,686	425,235	421,032	431,516
NOW	1,484,558	1,525,475	1,467,103	1,312,073	1,237,459
Money market	404,406	386,712	360,470	372,081	392,344
Certificates of deposit	689,664	805,656	896,074	1,038,920	1,175,821

Total deposits	3,930,903	4,079,660	4,013,295	3,988,158	4,045,957
Short-term borrowed funds	26,187	25,528	26,332	30,812	31,905
FHLB advances	106,685	1,264	173,011	282,015	410,628
Long-term debt	340,230	334,507	331,403	328,222	324,729

Total borrowings	473,102	361,299	530,746	641,049	767,262
Other liabilities	59,207	57,152	57,755	63,979	66,855

Total liabilities	4,463,212	4,498,111	4,601,796	4,693,186	4,880,074

Equity	85,130	117,629	141,942	200,654	166,120

Total liabilities and equity	$4,548,342	4,615,740	4,743,738	4,893,840	5,046,194

Other comprehensive loss in equity	(2,499)	(3,454)	(846)	(4,999)	(7,356)

Tangible equity — Non-GAAP (note 3)	$72,601	105,730	127,136	189,680	157,179

Net Interest Margin	3.32%	3.13%	3.33%	3.26%	3.23%

Consolidated BankAtlantic Bancorp, Inc. and Subsidiaries
Nonperforming Assets and Credit Quality Statistics

	As of
(in thousands)	9/30/2010		6/30/2010	3/31/2010	12/31/2009	9/30/2009
Nonaccrual loans:
BankAtlantic		$404,087	362,126	301,365	286,120	294,865
Parent- Work out Sub		19,916	24,358	35,326	44,897	53,520

Consolidated nonaccrual loans		$424,003	386,484	336,691	331,017	348,385

Net Charge-offs:
BankAtlantic		$(21,887)	(32,547)	(36,074)	(74,910)	(43,092)
Parent- Work out Sub		(4,438)	(5,741)	(4,302)	(3,836)	(8,051)

Consolidated charge-offs		$(26,325)	(38,288)	(40,376)	(78,746)	(51,143)

Loan Provision:
BankAtlantic		$23,012	43,634	32,034	82,523	52,246
Parent- Work out Sub		1,398	4,919	(1,279)	(1,222)	11,340

Consolidated loan provision		$24,410	48,553	30,755	81,301	63,586

Allowance for Loan Loss:
BankAtlantic		$181,760	180,635	169,548	173,588	165,975
Parent- Work out Sub		4,187	7,227	8,049	13,630	18,688

Consolidated allowance for loan loss		$185,947	187,862	177,597	187,218	184,663

Nonperforming Assets:
BankAtlantic		$464,865	410,542	343,693	324,226	328,685
Parent- Work out Sub		29,682	34,190	45,858	55,429	59,787

Consolidated nonperforming assets		$494,547	444,732	389,551	379,655	388,472

Consolidated Credit Quality Statistics
Allowance for loan losses to total loans	%	5.43	5.25	4.81	4.82	4.58
Allowance to nonaccrual loans	%	43.86	48.61	52.75	56.56	53.01
Provision to average loans	%	2.78	5.35	3.24	8.15	6.15
Nonperforming loans, gross to total assets	%	9.36	8.30	7.09	6.87	7.05
Nonperforming assets, gross to total assets	%	10.92	9.55	8.20	7.88	7.86

BankAtlantic Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP Financial Measures to Non-GAAP Measures
Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of the Company’s operating results and any related trends that may be affecting the Company’s business. Management uses pre-tax core operating earnings to measure the Company’s ongoing financial performance excluding items that are not currently controllable by management. Management uses book value per share and tangible book value per share to enable investors to compare these measures to the quoted market price of the Company’s Class A common stock and to other companies in the industry. The return on average tangible equity and average tangible assets is used by management to measure the Company’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliation of loss from continuing operations before income taxes to pre-tax core operating earnings
						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2010	9/30/2010	9/30/2009

Loss from continuing operations before income taxes	$(25,147)	(51,250)	(20,431)	(84,186)	(52,086)	(96,828)	(137,053)
Costs associated with debt redemption	—	53	7	—	5,431	60	7,463
Provision for tax certificates	885	2,134	733	686	(198)	3,752	2,702
Loss (gain) on sale of real estate	(442)	1,490	(104)	(122)	67	944	(220)
Impairment, restructuring and exit activities	8,165	2,947	143	7,700	1,730	11,255	14,757
FDIC special assessment	—	—	—	—	—	—	2,428
Provision for loan losses	24,410	48,553	30,755	81,301	63,586	103,718	151,357

Non-GAAP pre-tax core operating earnings	$7,871	3,927	11,103	5,379	18,530	22,901	41,434

Reconciliation of equity to tangible book value per share
	For the Three Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Equity	$64,082	77,466	119,611	141,571	189,442
Goodwill and core deposit intangibles	(14,877)	(15,186)	(15,494)	(15,817)	(16,139)
Other comprehensive loss	3,207	2,320	4,141	1,926	5,836

Tangible book value	$52,412	64,600	108,258	127,680	179,139
Common shares outstanding, period end	62,570,546	53,921,351	49,220,267	49,220,267	49,220,267
Book value per share	$1.02	1.44	2.43	2.88	3.85

Tangible book value per share — Non-GAAP	$0.84	1.20	2.20	2.59	3.64

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity
						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009

Net loss from continuing operations	$(25,184)	(51,250)	(20,521)	(52,464)	(52,089)	(96,955)	(137,056)

Average total assets	4,548,342	4,615,740	4,743,738	4,893,840	5,046,194	4,635,217	5,387,892
Average goodwill and core deposit intangibles	(15,028)	(15,353)	(15,652)	(15,973)	(16,297)	(15,342)	(19,593)

Average tangible assets	4,533,314	4,600,387	4,728,086	4,877,867	5,029,897	4,619,875	5,368,299

Average equity	85,130	117,629	141,942	200,654	166,120	114,685	206,483
Average goodwill and core deposit intangibles	(15,028)	(15,353)	(15,652)	(15,973)	(16,297)	(15,342)	(19,593)
Other comprehensive loss	2,499	3,454	846	4,999	7,356	2,272	5,151

Average tangible equity	$72,601	105,730	127,136	189,680	157,179	101,615	192,041
Return on average assets from continuing operations	-2.21%	-4.44%	-1.73%	-4.29%	-4.13%	-2.79%	-3.39%

Return on average tangible assets from continuing operations — Non-GAAP	-2.22%	-4.46%	-1.74%	-4.30%	-4.14%	-2.80%	-3.40%

Return on average equity from continuing operations	-118.33%	-174.28%	-57.83%	-104.59%	-125.42%	-112.72%	-88.50%

Return on average tangible equity from continuing operations — Non-GAAP	-138.75%	-193.89%	-64.56%	-110.64%	-132.56%	-127.22%	-95.16%

BankAtlantic (Bank Operations Business Segment)
Summary of Selected Financial Data (unaudited)

	For the Three Months Ended						Months Ended
(in thousands except percentages)	9/30/2010		6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Statistics:
Average interest earning assets		$4,234,115	4,240,545	4,355,771	4,545,711	4,682,449	4,276,245	4,974,977
Average interest bearing liabilities		$3,189,179	3,220,458	3,383,776	3,494,040	3,717,691	3,263,758	4,039,043
Period end borrowings to deposits and borrowings	%	5.76	4.13	4.84	8.00	9.52	5.76	9.52
Efficiency ratio	%	91.87	94.05	77.86	96.82	77.99	87.75	85.90
Yield on interest earning assets	%	4.19	4.08	4.34	4.40	4.58	4.22	4.64
Cost of interest-bearing liabilities	%	0.65	0.78	0.99	1.13	1.30	0.81	1.65
Interest spread	%	3.54	3.30	3.35	3.27	3.28	3.41	2.99
Net interest margin	%	3.70	3.49	3.57	3.62	3.54	3.60	3.30
Non-GAAP Measures (Note 1)
Average tangible assets		$4,489,189	4,544,611	4,668,854	4,819,572	4,959,000	4,566,803	5,284,659
Average tangible equity		$338,712	356,572	367,220	425,344	376,006	353,971	389,597
Pre-tax core operating earnings		$13,922	9,078	15,774	10,428	23,975	38,774	58,783
Core operating efficiency ratio	%	78.95	85.65	76.71	84.70	68.85	80.33	73.81
Return on average tangible assets	%	(1.57)	(3.51)	(1.47)	(4.04)	(2.85)	(2.18)	(2.52)
Return on average tangible equity	%	(20.87)	(44.73)	(18.66)	(45.74)	(37.56)	(28.13)	(34.25)
Tangible capital to tangible assets	%	7.08	7.29	7.55	7.66	8.37
Earning assets repricing at period end:
Percent of earning assets that have fixed rates	%	45	47	48	48	49
Percent of earning assets that have variable rates	%	55	53	52	52	51
Regulatory capital ratios and statistics at period end
Total risk-based capital	%	12.59	12.86	12.86	12.56	13.51
Tier I risk-based capital	%	10.59	10.87	10.90	10.63	11.60
Core capital	%	7.17	7.36	7.51	7.58	8.31
Risk-weighted assets		$3,021,862	3,104,341	3,206,075	3,364,662	3,470,256
Adjusted total assets		$4,459,875	4,584,519	4,656,270	4,720,917	4,843,459
Note 1
     See page 15 for a reconciliation of non-GAAP measures to GAAP financial measures.

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Net interest income	$39,101	37,008	39,459	39,992	41,485	115,568	123,332
Provision for loan losses	23,012	43,634	32,034	82,523	52,246	98,680	131,721

Net interest income after provision for loan losses	16,089	(6,626)	7,425	(42,531)	(10,761)	16,888	(8,389)

Non-interest income
Service charges on deposits	15,214	15,502	15,048	17,940	19,767	45,764	57,799
Other service charges and fees	7,495	7,739	7,378	7,103	7,355	22,612	22,439
Securities activities, net	(543)	309	3,132	—	4,774	2,898	11,161
Other non-interest income	4,869	2,721	2,699	3,116	3,596	10,289	9,734

Total non-interest income	27,035	26,271	28,257	28,159	35,492	81,563	101,133

Non-interest expense
Employee compensation and benefits	22,475	24,254	24,374	26,229	23,917	71,103	76,980
Occupancy and equipment	13,263	13,745	13,581	14,269	14,553	40,589	44,305
Advertising and business promotion	1,917	2,121	1,934	2,254	1,514	5,972	6,141
Professional fees	4,942	4,220	2,565	4,542	2,752	11,727	8,032
Check losses	763	521	432	1,207	1,146	1,716	2,981
Supplies and postage	929	895	965	1,106	987	2,789	2,978
Telecommunication	697	655	529	842	348	1,881	1,622
Cost associated with debt redemption	—	53	7	—	5,431	60	7,463
Provision for tax certificates	885	2,134	733	686	(198)	3,752	2,702
(Gain) loss on sale of real estate	(442)	880	(104)	(122)	67	334	(220)
Impairment, restructuring and exit activities	8,099	2,247	143	7,700	1,730	10,489	14,757
FDIC special assessment	—	—	—	—	—	—	2,428
Other	7,228	7,790	7,562	7,274	7,785	22,580	22,643

Total non-interest expense	60,756	59,515	52,721	65,987	60,032	172,992	192,812

Loss from bank operations business segment before income taxes	(17,632)	(39,870)	(17,039)	(80,359)	(35,301)	(74,541)	(100,068)
Provision (benefit) for income taxes	37	—	90	(31,722)	3	127	3

Net loss from bank operations business segment	(17,669)	(39,870)	(17,129)	(48,637)	(35,304)	(74,668)	(100,071)
Less: net income attributable to noncontrolling interest	(225)	(239)	(208)	—	—	(672)	—

Net loss attributable to BankAtlantic	$(17,894)	(40,109)	(17,337)	(48,637)	(35,304)	(75,340)	(100,071)

BankAtlantic (Bank Operations Business Segment)
Condensed Statements of Financial Condition (unaudited)

	As of
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
ASSETS
Loans receivable, net	$3,220,936	3,367,633	3,485,228	3,659,943	3,807,800
Investment securities and FHLB stock	150,035	189,120	137,189	159,742	187,152
Available for sale securities	446,591	275,065	243,779	320,322	355,340
Goodwill	13,081	13,081	13,081	13,081	13,081
Core deposit intangible asset	1,796	2,105	2,413	2,736	3,058
Assets held for sale	37,209	—	—	—	—
Other assets	615,828	764,278	806,311	599,298	515,954

Total assets	$4,485,476	4,611,282	4,688,001	4,755,122	4,882,385

LIABILITIES AND EQUITY
Deposits
Demand	$809,830	902,486	900,984	827,580	809,749
Savings	411,612	442,142	443,288	412,360	425,508
NOW	1,288,792	1,496,369	1,501,274	1,409,138	1,238,542
Money market	386,091	397,313	361,877	360,043	372,442
Certificates of deposit	601,956	749,948	840,017	960,559	1,113,238
Deposits held for sale	339,360	—	—	—	—

Total deposits	3,837,641	3,988,258	4,047,440	3,969,680	3,959,479
Advances from Federal Home Loan Bank	180,000	115,000	152,008	282,012	342,016
Short term borrowings	32,666	34,685	31,797	40,657	51,825
Long term debt	22,000	22,000	22,000	22,697	22,738
Liabilities held for sale	100	—	—	—	—
Other liabilities	81,452	100,904	66,574	61,175	83,085

Total liabilities	4,153,859	4,260,847	4,319,819	4,376,221	4,459,143
Equity	331,617	350,435	368,182	378,901	423,242

Total liabilities and equity	$4,485,476	4,611,282	4,688,001	4,755,122	4,882,385

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	September 30, 2010			September 30, 2009
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
( in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,356,748	16,340	4.82%	$1,698,715	21,320	5.02%
Commercial real estate	1,036,215	9,703	3.75	1,196,418	11,566	3.87
Consumer	653,630	4,808	2.94	717,473	5,245	2.92
Commercial business	132,306	2,573	7.78	139,085	1,833	5.27
Small business	306,927	4,875	6.35	314,672	5,004	6.36

Total loans	3,485,826	38,299	4.39	4,066,363	44,968	4.42
Investments	748,289	6,032	3.22	616,086	8,700	5.65

Total interest earning assets	4,234,115	44,331	4.19%	4,682,449	53,668	4.58%

Goodwill and core deposit intangibles	15,028			16,297
Other non-interest earning assets	255,074			276,551

Total Assets	$4,504,217			$4,975,297

Deposits:
Savings	$444,981	250	0.22%	$431,516	367	0.34%
NOW	1,484,558	1,441	0.39	1,237,459	1,930	0.62
Money market	404,406	551	0.54	392,344	642	0.65
Certificates of deposit	689,664	2,635	1.52	1,175,821	6,480	2.19

Total interest bearing deposits	3,023,609	4,877	0.64	3,237,140	9,419	1.15

Short-term borrowed funds	36,885	12	0.13	47,186	15	0.13
Advances from FHLB	106,685	106	0.39	410,628	2,494	2.41
Long-term debt	22,000	235	4.24	22,737	255	4.45

Total interest bearing liabilities	3,189,179	5,230	0.65	3,717,691	12,183	1.30
Demand deposits	907,272			808,802
Non-interest bearing other liabilities	56,525			63,870

Total Liabilities	4,152,976			4,590,363
Equity	351,241			384,934

Total liabilities and equity	$4,504,217			$4,975,297

Net interest income/ net interest spread		39,101	3.54%		41,485	3.28%

Margin
Interest income/interest earning assets			4.19%			4.58%
Interest expense/interest earning assets			0.49			1.04

Net interest margin			3.70%			3.54%

BankAtlantic (Bank Operations Business Segment)
Average Balance Sheet — Yield / Rate Analysis

	For the Nine Months Ended
	September 30, 2010			September 30, 2009
	Average	Revenue/	Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,433,884	53,048	4.93%	$1,811,487	69,736	5.13%
Commercial real estate	1,061,298	30,821	3.87	1,214,049	35,802	3.93
Consumer	670,532	14,537	2.89	730,846	15,946	2.91
Commercial business	134,900	6,773	6.69	141,301	5,655	5.34
Small business	308,234	14,538	6.29	317,623	15,020	6.31

Total loans	3,608,848	119,717	4.42	4,215,306	142,159	4.50
Investments	667,397	15,600	3.12	759,671	30,908	5.42

Total interest earning assets	4,276,245	135,317	4.22%	4,974,977	173,067	4.64%

Goodwill and core deposit intangibles	15,342			19,593
Other non-interest earning assets	290,558			309,682

Total Assets	$4,582,145			$5,304,252

Deposits:
Savings	$438,707	855	0.26%	$441,270	1,258	0.38%
NOW	1,492,442	5,444	0.49	1,148,733	5,155	0.60
Money market	384,024	1,810	0.63	408,656	2,089	0.68
Certificates of deposit	796,375	9,846	1.65	1,243,603	25,431	2.73

Total deposits	3,111,548	17,955	0.77	3,242,262	33,933	1.40

Short-term borrowed funds	36,633	35	0.13	129,487	223	0.23
Advances from FHLB	93,410	1,065	1.52	644,516	14,740	3.06
Long-term debt	22,167	694	4.19	22,778	839	4.92

Total interest bearing liabilities	3,263,758	19,749	0.81	4,039,043	49,735	1.65
Demand deposits	896,080			798,390
Non-interest bearing other liabilities	55,266			62,751

Total Liabilities	4,215,104			4,900,184
Stockholder’s equity	367,041			404,068

Total liabilities and stockholder’s equity	$4,582,145			$5,304,252

Net interest income/net interest spread		115,568	3.41%		123,332	2.99%

Margin
Interest income/interest earning assets			4.22%			4.64%
Interest expense/interest earning assets			0.62			1.34

Net interest margin			3.60%			3.30%

BankAtlantic (Bank Operations Business Segment)
Allowance for Loan Loss and Credit Quality

							For the Nine
	For the Three Months Ended						Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010		12/31/2009	9/30/2009	9/30/2010	9/30/2009
Allowance for Loan Losses

Beginning balance	$180,635	169,548		173,588	165,975	156,821	173,588	125,572

Charge-offs:
Residential real estate	(4,619)	(5,233)		(4,181)	(7,579)	(7,174)	(14,033)	(15,685)
Commercial real estate	(5,969)	(14,146)		(21,332)	(58,664)	(21,541)	(41,447)	(37,636)
Commercial business	—	—		—	—	—	—	(516)
Consumer	(9,881)	(11,822)		(10,771)	(8,307)	(12,490)	(32,474)	(31,929)
Small business	(2,402)	(2,225)		(837)	(1,738)	(2,249)	(5,464)	(7,367)

Total charge-offs	(22,871)	(33,426)		(37,121)	(76,288)	(43,454)	(93,418)	(93,133)

Recoveries:
Residential real estate	383	435		64	96	133	882	816
Commercial real estate	—	65		62	422	—	127	278
Commercial business	—	1		658	494	—	659	6
Consumer	294	254		194	205	157	742	382
Small business	307	124		69	161	72	500	333

Total recoveries	984	879		1,047	1,378	362	2,910	1,815

Net charge-offs	(21,887)	(32,547)		(36,074)	(74,910)	(43,092)	(90,508)	(91,318)
Provision for loan losses	23,012	43,634		32,034	82,523	52,246	98,680	131,721

Ending balance	$181,760	180,635		169,548	173,588	165,975	181,760	165,975

			As of
			9/30/2010		6/30/2010	3/31/2010	12/31/2009	9/30/2009
Credit Quality
Nonaccrual loans
Commercial real estate				$275,057	230,007	168,937	167,867	189,720
Consumer				13,282	13,818	14,428	14,451	11,336
Small business				10,995	12,248	10,971	9,338	9,693
Residential real estate				87,563	83,894	88,262	76,401	76,022
Commercial business				17,190	22,159	18,767	18,063	8,094

Total Nonaccrual loans				404,087	362,126	301,365	286,120	294,865
Nonaccrual tax certificates				2,761	2,836	1,495	2,161	3,011
Real estate owned				58,017	45,492	40,833	35,935	30,796
Other repossessed assets				—	88	—	10	13

Total nonperforming assets				$464,865	410,542	343,693	324,226	328,685

Allowance for loan losses to total loans			%	5.34	5.09	4.64	4.53	4.18
Allowance to nonaccrual loans			%	44.98	49.88	56.26	60.67	56.29
Provision to average loans			%	2.64	4.86	3.42	8.39	5.14
Annualized net charge-offs to average loans			%	2.51	3.62	3.85	7.61	4.24
Nonperforming loans to total assets			%	9.01	7.85	6.43	6.02	6.04
Nonperforming assets to total assets			%	10.36	8.90	7.33	6.82	6.73

BankAtlantic (Bank Operations Business Segment)
Delinquencies, Excluding Non-Accrual Loans, at Period-End

($ in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Commercial real estate	$14,317	7,537	40,642	25,489	12,500
Consumer	12,004	13,181	14,858	15,173	13,678
Small business	2,927	4,182	3,891	2,714	3,900
Residential real estate	17,946	18,472	26,893	26,710	24,877
Commercial business	—	—	1,129	2,820	4,863

Total BankAtlantic	$47,194	43,372	87,413	72,906	59,818

	9/30/2010			6/30/2010		3/31/2010		12/31/2009		9/30/2009
Commercial real estate	%	1.43	*	0.72	*	3.85	*	2.28	*	1.07	*
Consumer	%	1.90		2.04		2.23		2.23		1.97
Small business	%	0.96		1.35		1.26		0.87		1.25
Residential real estate	%	1.37	**	1.32	**	1.83	**	1.72	**	1.52	**
Commercial business	%	—		—		0.84		1.80		3.27

Total BankAtlantic	%	1.39		1.23		2.40		1.91		1.51

*	Excludes$12.0 million, $1.2 million, $0, $8.7 million and $0 million of Commercial Real Estate loans at September 30, June 30, 2010, March 31, 2010, December 31,2009, and September 30, 2009, respectively, which had matured and had been approved for renewal or forbearance but were not fully documented at period end. Including these loans, Commercial Real Estate delinquencies were 2.63%, .83%, and 3.07% and total BankAtlantic delinquencies would have been 1.75%, 1.26% and 2.14% at September 30, 2010, June 30, 2010 and December 31, 2009, respectively.

**	Includes $1.2 billion, $1.3 billion, $1.4 billion, $1.5 billion and $1.6 billion of purchased residential loans with delinquencies excluding non-accrual loans of 1.19%, 1.09%, 1.63%, 1.59% and 1.44% as of September 30, 2010, June 30, 2010, March 31, 2010, December 31, 2009 and September 30, 2009, respectively.
BankAtlantic (Bank Operations Business Segment)
Loan Provision & Allowance for Loan Losses

		Allowance	% of Reserves
	3Q 2010	for Loan	to Total
($ in thousands)	Loan Provision	Losses	Loans

Commercial real estate	$7,756	100,331	10.04%
Consumer	6,957	38,428	6.08
Small business	4,023	10,921	3.57
Residential real estate	3,578	21,970	1.68
Commercial business	698	10,110	7.33

Total BankAtlantic	$23,012	181,760	5.34%

BankAtlantic (Bank Operations Business Segment)
Reconciliation of GAAP Financial Measures to Non-GAAP Measures
Management uses non-GAAP financial measures to supplement its GAAP financial information and to provide additional useful measures in the evaluation of BankAtlantic’s operating results and any related trends that may be affecting BankAtlantic’s business. Management uses pre-tax core operating earnings to measure BankAtlantic’s ongoing financial performance excluding items that are not currently controllable by management. Management uses core expenses to measure expense reduction trends excluding items that are not currently controllable by management. The core operating efficiency ratio is used by management to measure the costs expended to generate a dollar of revenues excluding items that are not currently controllable by management. The return on average tangible equity and average tangible assets is used by management to measure BankAtlantic’s effectiveness in its use of capital and assets, respectively, and to allow for comparison to other companies in the industry. The tangible equity to tangible asset ratio is used by management to evaluate capital adequacy trends and to allow for comparison to other companies in the industry. Management uses the core deposit measure to assess trends relating to its lower cost deposit categories, which management believes may generally be more indicative of relationship deposits. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Reconciliation of loss from bank operations business segment before income taxes to pre-tax core operating earnings

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2009	12/21/2003	9/30/2009	9/30/2010	9/30/2009

Loss from bank operations business segment before income taxes	$(17,632)	(39,870)	(17,039)	(80,359)	(35,301)	(74,541)	(100,068)
Costs associated with debt redemption	—	53	7	—	5,431	60	7,463
Provision for tax certificates	885	2,134	733	686	(198)	3,752	2,702
Loss (gain) on sale of real estate	(442)	880	(104)	(122)	67	334	(220)
Impairment, restructuring and exit activities	8,099	2,247	143	7,700	1,730	10,489	14,757
FDIC special assessment	—	—	—	—	—	—	2,428
Provision for loan losses	23,012	43,634	32,034	82,523	52,246	98,680	131,721

Non-GAAP pre-tax core operating earnings	$13,922	9,078	15,774	10,428	23,975	38,774	58,783

Reconciliation of non-interest expense to core expenses and calculation of core operating efficiency ratio

						For the Nine
	For the Three Months Ended					Months Ended
($ in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009

Non-interest expense	$60,756	59,515	52,721	65,987	60,032	172,992	192,812
Costs associated with debt redemption	—	(53)	(7)	—	(5,431)	(60)	(7,463)
Provision for tax certificates	(885)	(2,134)	(733)	(686)	198	(3,752)	(2,702)
Gain (loss) on sale of real estate	442	(880)	104	122	(67)	(334)	220
Impairment, restructuring and exit activities	(8,099)	(2,247)	(143)	(7,700)	(1,730)	(10,489)	(14,757)
FDIC special assessment	—	—	—	—	—	—	(2,428)

Core expenses	$52,214	54,201	51,942	57,723	53,002	158,357	165,682

Net interest income	39,101	37,008	39,459	39,992	41,485	115,568	123,332
Non-interest income	27,035	26,271	28,257	28,159	35,492	81,563	101,133

Total revenues	$66,136	63,279	67,716	68,151	76,977	197,131	224,465

Non-GAAP core operating efficiency ratio	78.95%	85.65%	76.71%	84.70%	68.85%	80.33%	73.81%

Reconciliation of return on average assets and average equity to return on average tangible assets and average tangible equity

						For the Nine
	For the Three Months Ended					Months Ended
($ in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009

Net loss from bank operations business segment	$(17,669)	(39,870)	(17,129)	(48,637)	(35,304)	(74,668)	(100,071)

Average total assets	4,504,217	4,559,964	4,684,506	4,835,545	4,975,297	4,582,145	5,304,252
Average goodwill and core deposit intangibles	(15,028)	(15,353)	(15,652)	(15,973)	(16,297)	(15,342)	(19,593)

Average tangible assets	4,489,189	4,544,611	4,668,854	4,819,572	4,959,000	4,566,803	5,284,659

Average equity	351,241	368,472	382,027	436,322	384,934	367,041	404,068
Average goodwill and core deposit intangibles	(15,028)	(15,353)	(15,652)	(15,973)	(16,297)	(15,342)	(19,593)
Other comprehensive loss	2,499	3,453	845	4,995	7,369	2,271	5,122

Average tangible equity	$338,712	356,572	367,220	425,344	376,006	353,970	389,597
Return on average assets from continuing operations	-1.57%	-3.50%	-1.46%	-4.02%	-2.84%	-2.17%	-2.52%

Return on average tangible assets from continuing operations — Non-GAAP	-1.57%	-3.51%	-1.47%	-4.04%	-2.85%	-2.18%	-2.52%

Return on average equity from continuing operations	-20.12%	-43.28%	-17.93%	-44.59%	-36.69%	-27.12%	-33.02%

Return on average tangible equity from continuing operations — Non-GAAP	-20.87%	-44.73%	-18.66%	-45.74%	-37.56%	-28.13%	-34.25%

Reconciliation of equity to total tangible capital; Total assets to total tangible assets; The calculation of tangible capital to tangible assets

	For the Three Months Ended
($ in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Equity	$331,617	350,435	368,182	378,901	423,242
Goodwill and core deposit intangibles	(14,877)	(15,186)	(15,494)	(15,817)	(16,139)

Total tangible capital	316,740	335,249	352,688	363,084	407,103

Total assets	4,485,476	4,611,282	4,688,001	4,755,122	4,882,385
Goodwill and core deposit intangibles	(14,877)	(15,186)	(15,494)	(15,817)	(16,139)

Total tangible assets	$4,470,599	$4,596,096	$4,672,507	$4,739,305	$4,866,246

Non-GAAP tangible capital to tangible assets	7.08%	7.29%	7.55%	7.66%	8.37%

Reconciliation of total deposits to core deposits

	For the Three Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009

Total deposits	$3,837,641	3,988,258	4,047,440	3,969,680	3,959,479
Non-core deposits held for sale	(78,088)	—	—	—	—
Money market	(386,091)	(397,313)	(361,877)	(360,043)	(372,442)
Certificates of deposit	(601,956)	(749,948)	(840,017)	(960,559)	(1,113,238)

Core deposits	2,771,506	2,840,997	2,845,546	2,649,078	2,473,799

Parent Company Business Segment
Condensed Statements of Operations (unaudited)

						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Net interest expense	$(3,792)	(3,579)	(3,485)	(3,501)	(3,633)	(10,856)	(11,461)
Provsion (recovery) for loan losses	1,398	4,919	(1,279)	(1,222)	11,340	5,038	19,636

Net interest income after provision for loan losses	(5,190)	(8,498)	(2,206)	(2,279)	(14,973)	(15,894)	(31,097)

Non-interest income
Income from unconsolidated subsidiaries	293	237	189	145	109	719	342
Securities activities, net	(9)	3	6	1,274	—	—	(1,255)
Other	292	271	263	294	255	826	764

Non-interest income	576	511	458	1,713	364	1,545	(149)

Non-interest expense
Employee compensation and benefits	1,074	901	1,004	2,399	959	2,979	2,637
Advertising and business promotion	109	118	10	31	35	237	220
Professional fees	1,267	604	322	596	718	2,193	1,459
Loss on sale of real estate	—	610	—	—	—	610	—
Impairment of real estate owned	66	700	—	—	—	766	—
Other	385	460	308	235	464	1,153	1,423

Non-interest expense	2,901	3,393	1,644	3,261	2,176	7,938	5,739

Loss from parent company activities before income taxes	(7,515)	(11,380)	(3,392)	(3,827)	(16,785)	(22,287)	(36,985)
Provision (benefit) for income taxes	—	—	—	—	—	—	—

Net loss from parent company business segment	$(7,515)	(11,380)	(3,392)	(3,827)	(16,785)	(22,287)	(36,985)

Parent Company Business Segment
Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
ASSETS
Cash	$12,240	8,395	5,135	14,002	16,105
Securities	1,508	1,508	1,506	1,505	2,207
Investment in subsidiaries	359,368	379,776	413,759	423,529	466,671
Investment in unconsolidated subsidiaries	10,027	9,733	9,496	9,307	9,161
Other assets	1,635	2,430	2,329	4,017	2,630

Total assets	$384,778	401,842	432,225	452,360	496,774

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$318,802	315,160	311,707	308,334	304,944
Other liabilities	2,314	9,632	1,288	2,455	2,388

Total liabilities	321,116	324,792	312,995	310,789	307,332

Stockholders’ equity	63,662	77,050	119,230	141,571	189,442

Total liabilities and stockholders’ equity	$384,778	401,842	432,225	452,360	496,774

Parent Company Business Segment
Allowance for Loan Loss and Credit Quality

Parent Company and Work-out Subsidiary						For the Nine
	For the Three Months Ended					Months Ended
(in thousands)	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009	9/30/2010	9/30/2009
Allowance for Loan Losses

Beginning balance	$7,227	8,049	13,630	18,688	15,399	13,630	11,685
Net charge-offs	(4,438)	(5,741)	(4,302)	(3,836)	(8,051)	(14,481)	(12,633)
Provision (recovery) for loan losses	1,398	4,919	(1,279)	(1,222)	11,340	5,038	19,636

Ending balance	$4,187	7,227	8,049	13,630	18,688	4,187	18,688

	As of
	9/30/2010	6/30/2010	3/31/2010	12/31/2009	9/30/2009
Credit Quality
Total Loans — gross	$22,793	27,319	38,363	48,012	56,783

Nonaccrual loans	$19,916	24,358	35,326	44,897	53,520
Specific reserves	(4,187)	(7,227)	(8,049)	(13,630)	(18,680)

Nonaccrual loans, net	$15,729	17,131	27,277	31,267	34,840
Real estate owned	9,766	9,832	10,532	10,532	6,267

Total nonperforming assets	$25,495	26,963	37,809	41,799	41,107